EXHIBIT 10.1

GENERAL TERMS AGREEMENT BETWEEN MJET AND AIRCOM PACIFIC INC FOR THE IN-FLIGHT CONNECTIVITY PROVISION, INSTALLATION, TESTING AND CERTIFICATION OF THE AERKOMM K++ SYSTEM ON AIRCRAFT ACJ A319 MSN 4353

This General Terms Agreement is made between MJet GmbH, an Austrian private limited company with its principal place of business at Concorde Business Park 1/C3/12, 2320 Schwechat, Austria (“MJet”), and Aircom Pacific, Inc., a California corporation with its principal place of business at 44043 Fremont Blvd, Fremont, CA 94538 USA(“Aircom”).

1.	MJet accepts to make aircraft ACJ A319 MSN 4353 Registration OE-LJG available to Aircom as a prototype aircraft for the installation, testing, certification and connectivity services of Aircom’s Aerkomm K++ system at an approved Airbus maintenance repair organization under EASA 145 requirements, at a time as mutually agreed between both parties.

2.	Aircom will provide to MJet the Aerkomm K++ equipment free of charge.

3.	The installation of the whole Aerkomm K++ system, including the Airbus Service Bulletin and associated material kit, will be free of charge for MJet.

4.	The installation and testing of the Aircom’s Aerkomm K++ system on aircraft MSN 4353 will be under the supervision of Airbus at no cost to MJet.

5.	The approval of the retrofit solution by the EASA and by the FAA will be under the responsibility of Airbus and at no cost to MJet.

6.	MJet will pay Aircom a one-time cost of [*] upon the successful completion of the installation, testing and certification of the Aerkomm K++ equipment.

7.	MJet will pay Aircom [*] per month for Connectivity Services with unlimited data provided by Aircom.

8.	This agreement set forth the general terms agreed between the parties which will then be used as the basis for developing full detail business agreement.

Louis Giordimaina	Konstantin Essler
COO	COO & Accountable Manager
Aircom Pacific, Inc.	MJet
Date: ________________	Date: ___________________